UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) On August 12, 2008, the Audit Committee of the Board of Directors of BakBone Software Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

The audit reports of Deloitte on the consolidated financial statements of the Company and its subsidiaries for the years ended March 31, 2006 and March 31, 2005 (the Company’s most recent audited periods) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has only recently begun the preparation of its consolidated financial statements for the fiscal years ended March 31, 2007 and March 31, 2008.

During the Company’s two fiscal years ended March 31, 2006 and March 31, 2005 and all subsequent interim periods through August 12, 2008, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for such periods.

During the Company’s two fiscal years ended March 31, 2006 and March 31, 2005 and all subsequent interim periods through August 12, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as disclosed and more fully described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed on August 6, 2008, Deloitte’s report on the Company’s internal control over financial reporting as of March 31, 2006 contained an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of material weaknesses related to the following:

•	ineffective design and execution of activities critical to promote a strong tone at the top and to establish a culture of integrity;

•	insufficient accounting and finance personnel and inadequate communication of accounting policies;

•	lack of controls designed to ensure the appropriate recognition of revenue for sales transactions;

•	lack of controls designed to identify and account for certain stock-based compensation transactions;

•	lack of controls designed to ensure appropriate accounting for intercompany transactions and foreign currency gains and losses related to intercompany accounts;

•	failure to adequately support items in the Company’s income tax accounts and disclosures;

•	insufficient monitoring of financial close process; and

•	insufficient review of sales order entry process.

The Company furnished a copy of the above disclosures to Deloitte and requested that Deloitte provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(b) On August 12, 2008, the Audit Committee of the Board of Directors agreed to engage Mayer Hoffman McCann P.C. (“MHM”) as its independent registered public accounting firm, effective August 13, 2008.

The Company did not, nor did anyone on its behalf, consult MHM during the Company’s two most recent fiscal years and any subsequent interim period prior the Company’s engagement of MHM, with respect to (i) the application of accounting principles to a specified transaction (completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements, nor has MHM provided any written or oral advice to the Company that MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Deloitte & Touche LLP dated August 18, 2008

99.1	Press Release dated August 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

August 18, 2008	By:	/s/ James Johnson
James Johnson
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

16.1	Letter from Deloitte & Touche LLP dated August 18, 2008

99.1	Press Release dated August 18, 2008